EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-41415) and related Prospectus of The Warnaco Group, Inc. for the registration of 5,340,773 shares of its class A common stock and to the incorporation by reference therein of our report dated February 23, 1995, with respect to the consolidated financial statements and schedule of The Warnaco Group, Inc. included in its Annual Report (Form 10-K) for the year ended January 4, 1997, filed with the Securities and Exchange Commission.

                                         ERNST & YOUNG LLP

    New York, New York
    January 29, 1998




















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